EXHIBIT 3.2

                                     FORM OF

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        AMERICAN MEDICAL PROVIDERS, INC.


                                    ARTICLE I

                                CORPORATE OFFICES


      1.1   PRINCIPAL OFFICE

      The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware. Unless and until redesignated by the Board of Directors, the principal executive office of the corporation is 3555 Timmons Lane, Suite 1550, Houston, Texas 77027. The Board of Directors may at any time establish branch or subordinate offices at any place or location.

      1.2   REGISTERED OFFICE AND AGENT

      The Corporation shall have and maintain at all times (a) a registered office in the State of Delaware, which office shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and (b) a registered agent located at such address whose name is The Corporation Trust Company, until changed from time to time as provided by the General Corporation Law of the State of Delaware ("Delaware Corporation Law").


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      2.1   PLACE OF MEETINGS

      All meetings of the stockholders of the Corporation shall be held within or without the State of Delaware as may be designated by the Board of Directors or the president, or, if not designated, at the registered office of the Corporation.

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      2.2   ANNUAL MEETINGS

      The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as determined by resolution of the Board of Directors. If, at the place of the meeting, this date shall fall upon a legal holiday, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

      2.3   SPECIAL MEETINGS

      Unless otherwise prescribed law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called only by either the Chairman, if there be one, or the President, and shall be called by the Secretary or any Assistant Secretary, if there be one, at the request in writing of a majority of the Board of Directors or of any holder or holders of an aggregate of ten percent (10%) or more of the issued and outstanding stock of the Corporation entitled to vote at any such meeting called. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of such written request, the president shall fix a date and time for such meeting which such date shall be within ten business days of the proposed date specified in the written request.

      2.4   NOTICE OF MEETING

      Except as otherwise provided in these Bylaws or Delaware Corporation Law, written notice of any meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered either personally or by mail to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be delivered as to any stockholder of record when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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      2.5   WAIVER OF NOTICE

      Any stockholder, either before or after any stockholders, meeting, may waive in writing notice of the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance at a meeting by a stockholder shall constitute a waiver of notice, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      2.6   FIXING OF RECORD DATE

      For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors of the Corporation may fix, in advance, a record date which shall be not more than sixty (60) days nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      2.7   NOTICE OF BUSINESS

      At any meeting of the stockholders of the Corporation, only such proper business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.7. For business to be brought before a meeting of stockholders by a stockholder, the stockholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 50 days nor more than 75 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on

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which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend any document, including these Bylaws, the language of the proposed amendment, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of the stockholders except in accordance with the procedures set forth in this Section 2.7. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 2.7.

      2.8   QUORUM

      Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

      2.9   VOTING

      Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder shall have one vote for each share of Class A Common Stock and 2/3 of a vote for each share of Class B Common Stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

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      Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

      If shares having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately, or any person voting the shares or a beneficiary, if any, may apply to the Court of Chancery or any court of competent jurisdiction in the State of Delaware to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the Court. If a tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

      2.10  PROXIES

      A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

      2.11  LIST OF STOCKHOLDERS ENTITLED TO VOTE

      The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

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      2.12  STOCK LEDGER

      The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by
Section 2.11 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      2.13  ORGANIZATION OF MEETINGS

      The Chairman of the Board of Directors, if any, shall preside at each meeting of stockholders, or in the absence of the Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors, if any, or in the absence of the Vice-Chairman, the President, or in the absence of the President, the Chief Financial Officer of the Company, or in the absence of the Chief Financial Officer, by a chairman designated by the Board of Directors, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of all meetings of stockholders and keep the records of such meetings, and in the absence of the Secretary, his or her duties shall be performed by any other officer authorized by the Board of Directors or in the absence of such authorization any officer authorized by these Bylaws or if no such officer is available or willing to so act, by any person appointed by resolution duly adopted at the meeting.

      The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority, subject to applicable law and the provisions of the Amended and Restated Articles of Incorporation and these Bylaws, to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including without limitation, the establishment of procedures for the maintenance of order and safety, limitation on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meetings after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

      2.14  ADVANCE NOTICE

            (a) NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Amended and Restated Articles of Incorporation of the corporation with respect to the right of holders of certain classes of stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by the stockholder of the corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 2.14.

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      In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

      To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of the stockholders; provided, however, that (i) in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed for such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

      To be in proper written form, a stockholder's notice to the Secretary must set forth (x) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (y) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially (as determined pursuant to Rule 13d-3 of the Exchange Act) or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

      No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section
2.14. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chair-

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man shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

      (b) BUSINESS AT ANNUAL MEETING. No business may be transacted at an annual meeting of stockholders, other than business that is either (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereon, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the corporation
(x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complied with the notice procedures set forth in this Section 2.14.

      In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

      To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed for such public disclosure of the date of the annual meeting was made, whichever first occurs.

      To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially (as determined pursuant to Rule 13d-3 of the Exchange Act) or of record by such stockholders, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

      No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.14, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.14 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting

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determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

      2.15  INSPECTORS OF ELECTION

      In advance of any meeting of stockholders, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed or designated or if any persons so appointed fail to appear or refuse to act, then the Chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail to appear) at the meeting The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one ( 1 ) or more stockholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

      The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity, and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, (if permitted by the Amended and Restated Articles of Incorporation), determine when the polls shall close, determine the result and do any other acts that may be proper to conduct the election or vote with fairness to all stockholders. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as to the decision, act or certificate or all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.


                                   ARTICLE III

                                    DIRECTORS

      3.1   POWERS

      Subject to the provisions of Delaware Corporation Law and any limitations in the Amended and Restated Articles of Incorporation and these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

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      3.2   NUMBER OF DIRECTORS

      The authorized number of directors of the corporation shall be not less than seven (7) nor more than twelve (12), and the exact number of directors shall be eight (8) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by at least sixty percent (60%) of the entire Board of Directors or by the stockholders, in accordance with-the provisions set forth in the Amended and Restated Articles of Incorporation, these Bylaws and applicable laws. In accordance with the provisions set forth in the Restated Articles of Incorporation and subject to the limitations contained therein, the minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Amended and Restated Articles of Incorporation or by an amendment to this Bylaw duly adopted by the vote or written consent, if permitted by the Amended and Restated Articles of Incorporation, of stockholders entitled to vote in such manner as set forth in the Amended and Restated Articles of Incorporation; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting are equal to more than the outstanding shares entitled to vote thereon.

      No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

      3.3   ELECTION AND TERM OF OFFICE OF DIRECTORS AND REMOVAL

      At each annual meeting of stockholders, directors shall be elected to hold office until the next election of the class for which such directors were designated and until their successors have been elected and qualified, in accordance with the provisions set forth in the Amended and Restated Articles of Incorporation and in these Bylaws. Each director, including a director elected to fill a vacancy, shall hold office, in accordance with the provisions set forth in the Amended and Restated Articles of Incorporation and in these Bylaws, until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation, or removal of such a director.

      No director may be removed from office, except as provided by the Amended and Restated Articles of Incorporation or by law.

      3.4   CLASS OR SERIES DIRECTORS

      Whenever the holders of any class or series of stock are entitled to elect one or more directors by the articles of incorporation, the provisions of the last sentence of Section 3.3 shall apply, with respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Unless otherwise provided in the Restated Articles of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than

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a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the articles of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected. Any director elected or appointed to fill a vacancy shall hold office until the next election of the class of directors of the director which such director replaced, and until and his or her successor is elected and qualified or until his or her earlier resignation or removal.

      3.5   RESIGNATION AND VACANCIES

      (a) Any director may resign effective upon giving oral or written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

      (b) Unless otherwise provided in the Restated Articles of Incorporation of these Bylaws, vacancies on the Board of Directors may be filled by a majority of the remaining directors, although less than a quorum, or a sole remaining director.

      (c) The stockholders may elect a director to fill any vacancy not filled by the directors in accordance with law and with the provisions of the Restated Articles of Incorporation and these Bylaws.

      (d) A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director,
(ii) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased as provided in the Restated Articles of Incorporation, or (iv) if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting, as provided in the Restated Articles of Incorporation.

      3.6   PLACE OF MEETINGS; MEETINGS BY TELEPHONE

      Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

      Members of the Board may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear

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one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting

      3.7   REGULAR MEETINGS

      Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors or by these Bylaws.

      3.8   SPECIAL MEETINGS; NOTICE

      Subject to the provisions of the following paragraph, special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two (2) directors.

      Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telegram, charges prepaid, or by telecopier, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four
(4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telecopier or telegram, it shall be delivered personally or by telephone or by telecopier or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting.

      3.9   QUORUM AND ACTION AT MEETING

      At meetings of the board of directors or any committee designated by the board, a majority of the total number of directors, or a majority of the members of any such committee, as the case may be, shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. If a quorum is present, the act of the majority of directors in attendance shall be the act of the board of directors or any committee thereof, as the case may be, unless the act of a greater number is required by these Bylaws, the Certificate of Incorporation or Delaware Corporation Law. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn that meeting from time to time, without notice other than announcement at the meting, until a quorum shall be present.

      3.10  WAIVER OF NOTICE

      Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

      3.11  ADJOURNMENT

      A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

      3.12  NOTICE OF ADJOURNMENT

      If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

      3.13  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

      Any action required or permitted to be taken by the Board of Directors under the provisions of the Restated Articles of Incorporation and these Bylaws or otherwise may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

      3.14  FEES AND COMPENSATION OF DIRECTORS

      Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.


                                   ARTICLE IV

                                   COMMITTEES

      4.1   EXECUTIVE COMMITTEE

      EXECUTIVE COMMITTEE. In accordance with the provisions set forth in these Bylaws and the Restated Articles of Incorporation, the Board of Directors may, by resolution passed by the affirmative vote of at least sixty percent (60%) of the whole Board of Directors, appoint from its membership, annually, an Executive Committee of two or more directors, which shall include the Chief Executive Officer and the Chief Financial Officer of the Corporation. The Board of Directors may designate in such resolution one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Committee. The Executive Committee, during the intervals between meetings of the Board of Directors, shall have and there is hereby granted to it all of the authority and power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation be affixed to papers which may require it, except that the Executive Committee shall have authority to act in the manner and to the extent provided in the resolution of the Board and may have all the authority of the Board, except with respect to:

      (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Corporation Law to be submitted to stockholders for approval; or

      (b) adopting, amending or repealing any bylaw of the Corporation.

      The Executive Committee shall keep regular minutes of all business transacted at its meetings, and all action of the Executive Committee shall be reported to the Board of Directors at its next meeting. The minutes of the Executive Committee shall be placed in the minute book of the Corporation. Members of the Executive Committee shall receive such compensation as may be set forth in the resolution appointing such member and shall be reimbursed for reasonable expenses actually incurred by reason of membership on the Executive Committee.

      4.2   OTHER COMMITTEES OF DIRECTORS

      (a) The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more other committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee shall have authority to act, in the manner and to the extent provided in the resolution of the Board of Directors and may have all the authority of the Board, except with respect to the limitations as set forth in Section 4.1.

      (b) The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, appoint from its membership an Audit Committee, a Compensation and Stock Option Committee and a Finance and Strategic Planning Committee.

      4.3   MEETINGS AND ACTIONS OF COMMITTEES

      Meetings and actions of committees permitted by the provisions of the Restated Articles of Incorporation shall be governed by, and held and taken in accordance with each of the provisions of

Article III of these Bylaws, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws and the Restated Articles of Incorporation.

                                    ARTICLE V

                                    OFFICERS

      5.1   OFFICERS

      The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

      5.2   APPOINTMENT OF OFFICERS

      The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by the Board and serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

      5.3   SUBORDINATE OFFICERS

      The Board of Directors may appoint, or may empower the Chairman of the Board or the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

      5.4   REMOVAL AND RESIGNATION OF OFFICERS

      Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the Board of Directors and any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

      Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

      5.5   VACANCIES IN OFFICES

      A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

      5.6   CHAIRMAN OF THE BOARD

      The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned by the Board of Directors or as may be prescribed by these Bylaws or by law.

      5.7   CHIEF EXECUTIVE OFFICER

      Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall have general supervision, direction, and control of the business and the officers of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

      5.8   PRESIDENT

      Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer, if there be such an officer, the President shall have general supervision, direction, and control of the business and the officers of the corporation. The President shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chief Executive Officer, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

      5.9   VICE PRESIDENTS

      In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President or the Chairman of the Board.

      5.10  SECRETARY

      The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

      The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each. the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

      The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. The Secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

      5.11  CHIEF FINANCIAL OFFICER

      The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

      The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

                                   ARTICLE VI

               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

      6.1   INDEMNIFICATION:  THIRD PARTY ACTIONS

      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      6.2   INDEMNIFICATION: DERIVATIVE ACTIONS

      The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      6.3   MANDATORY INDEMNIFICATION

      To the extent that a director or officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 above or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      6.4   AUTHORIZATION FOR INDEMNIFICATION

      Any indemnification under Sections 6.1 and 6.2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 6.1 and 6.2 above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

      6.5   ADVANCE PAYMENT OF EXPENSES

      Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      6.6   NON-EXCLUSIVITY

      The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue, unless otherwise provided, when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      6.7   INSURANCE

      The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or against such liability under the provisions of this Article VI.

      6.8   DEFINITIONS

      For purposes of this Article VI, the following terms shall have the following meanings:

            (a) references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;

            (b) references to "other enterprises" shall include employee benefit plans;

            (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

            (d) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and

            (e) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the interests of the Corporation" as referred to in this Article VI.

      6.9   CONFLICTS

      No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

      (1) That it would be inconsistent with a provision of the Restated Articles of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

      (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

      6.10  RIGHT TO BRING SUIT

      If a claim under this Article VI is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation (either because the claim is denied or because no determination is made), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. The Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under Delaware Corporation Law for the Corporation to indemnify the claimant for the claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to such action or create a presumption for the purposes of such action that the claimant has not met the applicable standard of conduct.

      6.11  AMENDMENT, REPEAL OR MODIFICATION

      Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of a director or agent of the Corporation existing at the time of such amendment, repeal or modification.

                                   ARTICLE VII

                               RECORDS AND REPORTS

      7.1   MAINTENANCE AND INSPECTION OF SHARE REGISTER

      The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the Board of Directors, a record of its stockholders listing the names and addresses of all stockholders and the number and class of shares held by each stockholder.

      A stockholder or stockholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors, shall have an absolute right to do either or both of the following (i) inspect and copy the record of stockholders' names, addresses, and shareholdings during usual business hours upon five (5) days' prior written demand upon the corporation, or (ii) obtain from the transfer agent for the corporation, upon written demand and upon the tender of such transfer agent's usual charges for such list (the amount of which charges shall be stated to the stockholder by the transfer agent upon request), a list of the stockholders' names and addresses who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the stockholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

      The record of stockholders shall also be open-to inspection and copying by any stockholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to the holder's interests as a stockholder or holder of a voting trust certificate.

      Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

      7.2   MAINTENANCE AND INSPECTION OF BYLAWS

      The corporation shall keep at its principal executive office or at its principal business office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

      7.3   MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS

      The accounting books and records and the minutes of proceedings of the stockholders and the Board of Directors, and committees of the Board of Directors shall be kept at such place or places as are designated by the Board of Directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

      The minutes and accounting books and records shall be open to inspection upon the written demand on the corporation of any stockholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a stockholder or as the holder of a voting trust certificate. Such inspection by a stockholder or holder of a voting trust certificate may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

      7.4   INSPECTION BY DIRECTORS

      Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and each of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts.

      7.5   REPRESENTATION OF SHARES OF OTHER CORPORATIONS

      The Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                 GENERAL MATTERS

      8.1   RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

      For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, other than with respect to notice or voting at a stockholders meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such action. Only stockholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Restated Articles of Incorporation or Delaware Corporation Law.

      If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto or the sixtieth (60th) day prior to the date of that action, whichever is later.

      8.2   CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

      From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

      8.3   CORPORATE CONTRACTS AND INSTRUMENTS: HOW EXECUTED

      The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      8.4   CERTIFICATES FOR SHARES

      A certificate or certificates for shares of the corporation shall be issued to each stockholder when any of such shares are fully paid. The Board of Directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or the Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be by facsimile.

      In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

      8.5   LOST CERTIFICATES

      Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation or its transfer agent or registrar and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed (as evidenced by a written affidavit or affirmation of such fact), authorize the issuance of replacement certificates on such terms and conditions as the Board may require; the Board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim

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that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

      8.6   CONSTRUCTION; DEFINITIONS

      Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

      9.1   AMENDMENT BY STOCKHOLDERS

      Except as otherwise provided in the Restated Articles of Incorporation or in these Bylaws new Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Restated Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, then the authorized number of Directors may be changed only by an amendment of the Restated Articles of Incorporation.

      9.2   AMENDMENT BY DIRECTORS

      Except as otherwise provided in the Restated Articles of Incorporation or in these Bylaws, these Bylaws including amendments adopted by the stockholders may be altered, amended or repealed by a majority vote of the whole Board of Directors at any regular or special meeting of the Board of Directors provided that the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors. Notwithstanding the foregoing, any alteration, amendment or repeal of Sections 2.3, 2.4, 2.7, 2.11, 2.12, 2.14, 3.2, 3.3, 3.4, 3.5, 3.8, 3.9, 4.1, Article VI or Article IX shall require the affirmative vote of not less than sixty percent (60%) of the whole Board of Directors.

      9.3   RECORD OF AMENDMENTS

      Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of minutes with the original Bylaws. If any Bylaw is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

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                                    ARTICLE X

                                 INTERPRETATION

      Reference in these Bylaws to any provision of Delaware Corporation Law shall be deemed to include all amendments thereof.

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